Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Investor Contact: Jake Bodden jbodden@jambajuice.com Media Contact: Alecia Pulman apulman@icrinc.com

Jamba Announces Organizational Changes and Store Development Reductions

Emeryville, CA, May 15, 2008 – Jamba Juice, the leading blender of fruit and other naturally healthy ingredients, today announced that it is reorganizing its support functions and closing several underperforming stores.

The reorganization will result in the elimination of approximately 53 positions in Jamba’s support functions. These actions are part of an overall effort to reduce operating costs in light of, among other things, the Company’s decision to moderate new Company store growth in fiscal 2008. The Company believes these efforts will help position the Company to best execute its strategy to simplify healthy living. The company expects to incur a pre-tax restructuring charge in fiscal second quarter of approximately $750 thousand for the reorganization of the support functions.

In connection with reducing operating costs, the Company plans to close 10 underperforming Company-owned stores in 2008 and terminate 7 signed leases for un-built stores. At this time, the Company is unable to determine an estimated range with regards to the expected charges related to the closures and lease terminations. Jamba is reducing its guidance to 35-40 new company-owned stores in 2008.

“Jamba’s strategy to transform to a healthy living company is not changing,” said Paul Clayton, Jamba’s ceo. “We are reorganizing our support functions and slowing down our growth of new company stores in order to focus our efforts on optimizing the performance of our existing stores.”

“I would like to thank all impacted team members for their contributions to Jamba’s performance and unique culture,” continued Mr. Clayton. “Their hard work has helped to provide Jamba with a solid foundation for future success.”

1Q08 Earnings Call Reminder

As a reminder, Jamba will host a conference call to discuss first quarter 2008 results on May 27, 2008 at 5:00 p.m. ET. A press release with the first quarter financial results will be issued after the market close that same day. The earnings call can be accessed live over the phone by dialing 888-727-7693 or for international callers by dialing 913-312-0666. A simultaneous web cast of the call will be available by visiting www.jamba.com. A replay will be available at 8:00 p.m. ET and can be accessed by dialing 888-203-1112 or 719-457-0820 for international callers; the pin number is 4270392. The replay will be available until June 10, 2008.

About Jamba, Inc.

Jamba, Inc. (NASDAQ:JMBA; NASDAQ:JMBAU; NASDAQ:JMBAW) is a holding company and through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises JAMBA JUICE® stores. JAMBA JUICE is the leading blender of fruit and other naturally healthy ingredients. Founded in 1990, Jamba strives to inspire and simplify healthy living for its customers and employees. As of April 22, 2008, JAMBA JUICE had 726 stores, of which 515 were company-owned and operated. For the nearest location or a complete menu including our new breakfast smoothies with organic granola, please call: 1-866-4R-FRUIT or visit the JAMBA JUICE website at www.jamba.com. Look for Jamba’s ready-to-drink Jamba® bottled Smoothies and Juicies in grocery stores starting this month.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements are statements that are not historical facts. Forward looking statements in this release include: uncertainties regarding the timing of implementing the timing of implementing the workforce reductions, store closures, lease terminations, and the amount of the related charges. Such forward-looking statements, based upon the current beliefs and expectations of Jamba, Inc.’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changing interpretations of generally accepted accounting principles; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Jamba, Inc. is engaged; demand for the products and services that Jamba, Inc. provides, general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in the Company’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. The Company does not assume any obligation to update the information contained in this press release.

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